Exhibit 4.2

                        NELNET STUDENT LOAN TRUST 2008-4



                                 TRUST AGREEMENT



                                 BY AND BETWEEN



                        NELNET STUDENT LOAN FUNDING, LLC,
                   AS INITIAL CERTIFICATEHOLDER AND DEPOSITOR,



                                       AND



                          M&T TRUST COMPANY OF DELAWARE
                               AS DELAWARE TRUSTEE








                             DATED AS OF MAY 6, 2008



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.     Definitions..................................................1
Section 1.02.     Other References.............................................4


                                   ARTICLE II
 ORGANIZATION OF THE TRUST; AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                    DECLARATION OF TRUST BY DELAWARE TRUSTEE

Section 2.01.     Establishment of the Trust...................................5
Section 2.02.     Name.........................................................6
Section 2.03.     Office and Situs of Trust; Principal Place of Business.......6
Section 2.04.     Authority....................................................6
Section 2.05.     Powers and Authority.........................................6
Section 2.06.     Declaration of Trust by Delaware Trustee.....................8
Section 2.07.     The Indenture................................................9
Section 2.08.     Title to Trust Estate........................................9
Section 2.09.     Covenants Regarding Operations...............................9
Section 2.10.     Appointment of Delaware Trustee.............................14
Section 2.11.     Federal Income Tax Allocations..............................14
Section 2.12.     Administration..............................................14
Section 2.13.     Additional Contributions....................................14
Section 2.14.     Liability of the Certificateholders.........................14


                                   ARTICLE III
                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.     Initial Beneficial Ownership................................15
Section 3.02.     The Certificates............................................15
Section 3.03.     Authentication of Certificates..............................15
Section 3.04.     Registration of Transfer and Exchange of Certificates.......15
Section 3.05.     Mutilated, Destroyed, Lost or Stolen Certificates...........18
Section 3.06.     Persons Deemed Owners.......................................18
Section 3.07.     Access to List of Certificateholders' Names and Addresses...18
Section 3.08.     Maintenance of Office or Agency.............................19
Section 3.09.     Terms of Certificates Binding...............................19


                                   ARTICLE IV
                           DISTRIBUTIONS AND PAYMENTS

Section 4.01.     Distribution of Payments....................................19
Section 4.02.     Payments From Trust Estate Only.............................20
Section 4.03.     Method of Payment...........................................21
Section 4.04.     Trust Payment Date Statement................................21

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                                    ARTICLE V
                           DUTIES OF DELAWARE TRUSTEE

Section 5.01.     Notice of Default...........................................21
Section 5.02.     Action Upon Instruction.....................................22
Section 5.03.     Indemnification.............................................23
Section 5.04.     No Duties Except as Specified in Transaction Documents......24
Section 5.05.     No Action Except Under Specified Documents or Instructions..24
Section 5.06.     Action by Certificateholders with Respect to Bankruptcy.....24
Section 5.07.     Discharge of Liens..........................................24


                                   ARTICLE VI
                                DELAWARE TRUSTEE

Section 6.01.     Acceptance of Trusts and Duties.............................24
Section 6.02.     Furnishing of Documents.....................................27
Section 6.03.     No Representations or Warranties as to Trust Estate.........27
Section 6.04.     No Segregation of Moneys; No Interest.......................28
Section 6.05.     Reliance; Advice of Counsel.................................28
Section 6.06.     Not Acting in Individual Capacity...........................28
Section 6.07.     Books and Records...........................................28
Section 6.08.     Tax Returns.................................................28


                                   ARTICLE VII
            ASSUMPTION OF LIABILITY AND PAYMENT FOR DELAWARE TRUSTEE

Section 7.01.     Compensation and Expenses...................................29
Section 7.02.     Indemnification by Trust....................................29
Section 7.03.     Certificateholders To Assume Liability......................30


                                  ARTICLE VIII
                            TERMINATION OF INDENTURE

Section 8.01.     Termination in General......................................31
Section 8.02.     Termination at Option of Certificateholders.................31
Section 8.03.     Termination.................................................31


                                   ARTICLE IX
              SUCCESSOR DELAWARE TRUSTEES, CO-DELAWARE TRUSTEES AND
                           SEPARATE DELAWARE TRUSTEES

Section 9.01.     Resignation and Successors..................................31
Section 9.02.     Co-Delaware Trustees and Separate Delaware Trustees.........33
Section 9.03.     Changes in Identity of a Delaware Trustee...................33


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                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01.    Amendment...................................................33
Section 10.02.    No Interest in Trust Estate.................................34
Section 10.03.    Sale of the Trust Estate by Delaware Trustee is Binding.....35
Section 10.04.    Limitations on Rights of Others.............................35
Section 10.05.    Notices, Etc................................................35
Section 10.06.    Severability................................................36
Section 10.07.    Separate Counterparts.......................................36
Section 10.08.    Entire Agreement............................................36
Section 10.09.    Successors and Assigns......................................36
Section 10.10.    Governing Law...............................................36
Section 10.11.    No Liability of Certificateholders..........................36
Section 10.12.    Actions by the Certificateholders...........................36
Section 10.13.    Force Majeure...............................................36

EXHIBIT A         CERTIFICATEHOLDERS' CAPITAL CONTRIBUTIONS
EXHIBIT B         FORM OF TRUST PAYMENT DATE STATEMENT
EXHIBIT C         FORM OF CERTIFICATE
EXHIBIT D         FORM OF TRANSFEROR LETTER
EXHIBIT E         FORM OF INVESTMENT LETTER
EXHIBIT F         FORM OF RULE 144A LETTER

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                                 TRUST AGREEMENT


        THIS TRUST AGREEMENT, dated as of May 6, 2008 (as may be amended from time to time), is between NELNET STUDENT LOAN FUNDING, LLC, a Delaware limited liability company, as the Initial Certificateholder and Depositor, and M&T TRUST COMPANY OF DELAWARE (when referred to herein in its individual capacity, the "Trust Company," and when referred to herein solely in its capacity as trustee hereunder, the "Delaware Trustee"), and is being entered into in order to establish a Delaware statutory trust to be known as "Nelnet Student Loan Trust 2008-4" (the "Trust").

                              W I T N E S S E T H :

        WHEREAS, the Depositor and the Trust Company have mutually agreed as set forth herein to create the Trust.

        In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01. .DEFINITIONS. All capitalized terms used in this Trust Agreement shall have the meanings set forth below and, if not defined herein, shall have the respective meanings assigned to them in the Indenture:

        "ACCOUNTANT'S CERTIFICATE" has the meaning set forth in Section 5.06 hereof.

        "ADMINISTRATION AGREEMENT" means that certain Administration Agreement among the Trust, the Administrator, the Delaware Trustee and the Indenture Trustee.

        "ADMINISTRATION FEE" means the fee, if any, from time to time payable to the Administrator pursuant to the Administration Agreement.

        "ADMINISTRATOR" means National Education Loan Network, Inc., a Nevada Corporation, and its successors and assigns.

        "AUTHORIZED OFFICER" means, with respect to an entity, the Chairman of the Board, the President, Chief Operating Officer, any Executive or Senior Vice President, Secretary, Treasurer, any Vice President, any Assistant Vice President, any Financial Services Officer, the Administrator (with respect to the Trust), any General Partner (if the entity is a partnership) or any Member or Manager (if the entity is a limited liability company) thereof.


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        "BANKRUPTCY ACTION" means to (i) commence any case, proceeding or other action or file a petition (a) under any existing or future bankruptcy, insolvency or similar statute, law or regulation that seeks (1) to adjudicate the Trust a bankrupt or insolvent or (2) to have an order for relief entered with respect to the Trust, or (b) under any existing or future statute, law or regulation that seeks the reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the Trust or its debts, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) seek or consent to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or all or a substantial part of its property,
(iv) except as required by applicable law, admit the Trust's inability to pay its debts generally as they become due, (v) make a general assignment by the Trust for the benefit of creditors, (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Trust in a proceeding of the type described in clauses (i) through
(v) of this paragraph, (vii) cause the Trust not to pay its debts as such debts become due within the meaning of the Bankruptcy Code, or (viii) authorize, take any action in furtherance of, consent to or acquiesce in any of the foregoing or any similar action or other proceedings under any federal or state bankruptcy, insolvency or similar law on behalf of, or with respect to, the Trust, or in connection with any obligations relating to the Certificates, the Notes, the Transaction Documents, this Trust Agreement or any other agreement to which the Trust is a party or a beneficiary.

        "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 ET SEQ., as amended.

        "BENEFICIAL OWNER" means the owners of Certificates as determined for federal income tax purposes, taking into account the provisions of ss. 1.7704-1(h) of the Regulations.

        "CERTIFICATE" means a certificate issued by the Trust evidencing a beneficial ownership interest in the Trust as set forth thereon.

        "CERTIFICATEHOLDER" means the Persons or Person in whose name a Certificate is registered in the Register on the applicable date.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "DELAWARE TRUSTEE" means M&T Trust Company of Delaware, not in its individual capacity but solely in its capacity as trustee of the Trust under this Trust Agreement, and any successor in interest that is a Delaware banking corporation or trust company not affiliated with any Certificateholder.

        "DEPOSITOR" means Nelnet Student Loan Funding, LLC, a Delaware limited liability company, and its successors and assigns.

        "ELIGIBLE LENDER TRUSTEE" means Zions First National Bank, acting in its capacity as eligible lender trustee for the Trust under the Eligible Lender Trust Agreement.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "INDENTURE" means an Indenture of Trust among the Trust, the Eligible Lender Trustee and the Indenture Trustee, as supplemented or amended from time to time.

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        "INDENTURE TRUSTEE" means Zions First National Bank, acting in its capacity as trustee under the Indenture.

        "INDEPENDENT TRUSTEE" means a Person that (i) is independent and is not a stockholder or other securityholder (whether direct, indirect or beneficial), customer or supplier of the Trust or any of its affiliates; (ii) is not a director, officer, employee, affiliate, member, manager or associate of the Trust or any of its affiliates (other than in its capacity as the Delaware Trustee for the Trust); (iii) is not related to any Person referred to in clauses (i) or (ii) above; (iv) is not a trustee, conservator or receiver for the Trust or any of its affiliates (other than in its capacity as a Delaware Trustee); and (v) in the ordinary course of its business, acts as a statutory trustee for other special purpose statutory trusts similar to the Trust and is otherwise independent from the Trust and its affiliates (except as provided above); provided that affiliates as used in this sentence does not include the interests of the Delaware Trustee and its affiliates in each other.

        "INITIAL CERTIFICATEHOLDER" means Nelnet Student Loan Funding, LLC, a Delaware limited liability company, and its successors and assigns.

        "INVESTMENT LETTER" has the meaning specified in Section 3.04(b) hereof.

        "MOODY'S" means Moody's Investors Service, Inc., and its successors and assigns.

        "NOTES" means the Issuer's Series 2008-4 Notes being issued under the Indenture.

        "NOTICES" has the meaning specified in Section 10.05 hereof.

        "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for a Certificateholder, which opinion is reasonably acceptable to the Delaware Trustee.

        "PAYMENTS" has the meaning specified in Section 4.01(b) hereof.

        "PERCENTAGE INTEREST" means with respect to any Certificate the percentage interest set forth on the face of such Certificate.

        "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, statutory trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        "REGISTER" means a register kept by the Registrar in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Certificates and the registration of transfers of the Certificates.

        "REGISTERED OWNER" shall have the meaning set forth in the Indenture.

        "REGISTRAR" means the Delaware Trustee, or its designee, as Registrar hereunder.

        "REGULATIONS" means the temporary, proposed or final Income Tax Regulations promulgated by the Department of the Treasury.

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        "REQUIRED CERTIFICATEHOLDERS" means the approval of or direction by the
Certificateholders holding a majority of the Percentage Interests unless a higher Percentage Interest is specifically required by the terms of this Trust Agreement or applicable law in which case "Required Certificateholders" shall mean such higher Percentage Interest.

        "RULE 144A LETTER" has the meaning set forth in Section 3.04(b) hereof.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "STANDARD & POOR'S" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

        "TRANSACTION DOCUMENTS" has the meaning specified in Section 2.05(a)(i) hereof.

        "TRANSFEROR LETTER" has the meaning set forth in Section 3.04(b) hereof.

        "TRUST" means the Nelnet Student Loan Trust 2008-4 established pursuant to this Trust Agreement.

        "TRUST AGREEMENT" means this Trust Agreement, dated as of May 6, 2008, between Nelnet Student Loan Funding, LLC, as Initial Certificateholder and Depositor, and M&T Trust Company of Delaware, as Delaware Trustee, as amended or supplemented from time to time.

        "TRUST COMPANY" means M&T Trust Company of Delaware, in its individual capacity.

        "TRUST ESTATE" means all of the assets, property, and security interests related thereto contributed, sold, assigned or otherwise transferred to or acquired by the Trust together with all other assets subject hereto, constituting the Trust created hereby and to be administered hereunder, including without limitation, the earnings thereon and products and proceeds thereof.

        "TRUST PAYMENT DATE STATEMENT" has the meaning set forth in Section 4.04(a) hereof.

        "TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 ET SEQ., as the same may be amended from time to time.

        SECTION 1.02. OTHER REFERENCES.

                (a) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

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                (b) The definitions contained in this Trust Agreement are
        applicable to the singular as well as the plural, the past, the present, the future, the active and the passive forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

                (c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                (d) The terms "hereof," "herein," "hereby" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Trust Agreement in its entirety as amended from time to time. Unless otherwise indicated in context, the terms "Article," "Section," "Schedule," or "Exhibit" shall refer to an Article or Section of, or Schedule or Exhibit to, this Trust Agreement. The headings of sections and paragraphs and the Table of Contents contained in this Trust Agreement are provided for convenience only. They form no part of this Trust Agreement and shall not affect its construction or interpretation.

                                   ARTICLE II

                           ORGANIZATION OF THE TRUST;
               AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                    DECLARATION OF TRUST BY DELAWARE TRUSTEE

        SECTION 2.01. ESTABLISHMENT OF THE TRUST. The Depositor and the Delaware Trustee hereby establish the Trust pursuant to the Trust Statute. Simultaneously with the execution hereof, the Depositor shall make a contribution to the Trust as the Depositor's initial contribution, as described more fully in Exhibit A hereto, and thereafter may transfer and assign the property described in the granting clauses of the Indenture to the Trust under the terms of the Student Loan Purchase Agreements (as defined in the Indenture) and other assignment agreements by and between the Depositor, as seller or assignor, and the Trust, as purchaser or assignee, and may assume certain obligations under and in accordance with the Transaction Documents. Upon the making of such contribution, the Delaware Trustee shall record the amount thereof on the books of the Trust and the investment of the Depositor therein. It is the intention of the parties hereto that the Trust shall constitute a statutory trust under the Trust Statute, that this Trust Agreement shall constitute the governing instrument of such Trust and that the Certificateholders shall hold all of the beneficial interests in the Trust. The rights of the Certificateholders shall be determined herein and the relationship between the parties hereto created by this Trust Agreement shall not constitute indebtedness for any purpose. Subject to Section
2.08 hereof, it is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed on, measured by or based upon gross or net income, (i) if there is only one Certificateholder, the Trust shall be treated as a disregarded entity separate from its owner pursuant to ss. 301.7701-2(c)(2) of thE Regulations and (ii) if there is more than one Certificateholder, the Trust shall be treated as a partnership, and that the provisions of this Trust Agreement shall be construed in accordance with such intent. The parties hereto agree to take no action inconsistent with such treatment, unless required otherwise by applicable law. The Delaware Trustee is hereby authorized to file the certificate of trust required under Section 3810 ET SEQ. of the Trust Statute in connection with the formation of the Trust under the Trust Statute.

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        SECTION 2.02. NAME. The name of the Trust shall be "Nelnet Student Loan
Trust 2008-4," in which name the Delaware Trustee solely in such capacity on behalf of the Trust may, subject to the terms hereof and the other Transaction Documents, conduct business, make and execute loans, contracts, security instruments and other instruments, acquire, pledge, convey and transfer property and sue or be sued.

        SECTION 2.03. OFFICE AND SITUS OF TRUST; PRINCIPAL PLACE OF BUSINESS. The Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Trust Company (in its individual capacity but not as Delaware Trustee) from having employees within or without the State of Delaware. The Trust shall maintain its principal place of business and chief executive at the corporate trust office of the Delaware Trustee in the State of Delaware, or such other office designated by an Authorized Officer of the Issuer.

        SECTION 2.04. AUTHORITY. Effective as of the date hereof, the Delaware Trustee shall have all of the rights, powers and duties set forth herein, and to the extent not inconsistent herewith, in the Trust Statute with respect to accomplishing the purposes of the Trust.

        SECTION 2.05. POWERS AND AUTHORITY.

                (a) Subject to Section 2.09 hereof, the Trust has been created for the purpose of purchasing and owning from time to time student loans, issuing Notes from time to time under the Indenture, pledging its interest in student loans and other collateral under the terms of the Indenture to secure the Notes and performing activities that are necessary, suitable or convenient to accomplish those purposes, including without limitation, the following:

                        (i) execute and deliver the Basic Documents (as defined
                in the Indenture), including, but not limited to, one or more student loan purchase agreements, administration agreements, remarketing agreements, depository agreements, note purchase agreements, master servicing agreements, sub-servicing agreements, eligible lender trust agreements, guaranty agreements, custodial agreements, bailment agreements, joint sharing agreements, paying agency agreements, investment agreements, auction agent agreements, Derivative Products (as defined in the Indenture), and such other documents relating to the transactions contemplated by the Indenture and hereby as the Required Certificateholders or the Administrator may from time to time direct in writing (collectively, the "Transaction Documents"), in each case in the respective forms in which the same may be delivered by or on behalf of the Certificateholders or the Administrator to the Delaware Trustee from time to time for execution and delivery, and accept any document that is not signed by the Delaware Trustee, the delivery of which is provided for under any of the preceding agreements;

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                        (ii) execute and deliver all other documents,
                certificates, instruments and agreements that are provided to it and are contemplated to be executed and delivered by the Trust by the documents referred to in clause (i) above;

                        (iii) to acquire and finance beneficial interests in
                Eligible Loans (as defined in the Indenture);

                        (iv) to deposit and apply the proceeds of the sale of
                the Notes;

                        (v) to assign, grant, transfer, pledge, mortgage and
                convey all or any portion of the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Trust Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                        (vi) execute and deliver assignments and assumptions
                with respect to certain rights and responsibilities under the Transaction Documents;

                        (vii) upon the written direction of the Required
                Certificateholders or the Administrator take whatever action shall be required to be taken by the Trust by the terms of, and to exercise its rights and perform its duties under, each of the documents referred to in clauses (i) through (vi) above as set forth therein;

                        (viii) upon a Certificateholder making or causing to be
                made available to the Delaware Trustee the contributions referred to in Section 2.01 hereof, record the amount thereof on the books of the Trust as the investment of the Certificateholder therein;

                        (ix) to pay such expenses as directed by the
                Administrator and to note such payment on the books of the Trust;

                        (x) to pay, remit and distribute monies received by the
                Trust pursuant to Section 4.01 hereof;

                        (xi) subject to the terms of this Trust Agreement and
                the Transaction Documents, to engage in such other activities as may be required in connection with the conservation of the Trust Estate, payment of the Notes and making distributions to the Certificateholders;

                        (xii) issue, execute and deliver the Certificates in the
                form attached as Exhibit C hereto;

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                        (xiii) take, or cause to be taken, all actions deemed
                necessary or appropriate by the Administrator in connection with an offering, issuance and sale of securities to be issued by the Trust, including, without limitation (a) the preparation, execution, delivery and filing with any required regulatory entities of an offering document for the securities and any and all applications or other appropriate requests for qualification of the securities and amendments thereto under applicable State Blue Sky Laws and (b) filing, providing or authorizing the filing or provision of such other documents and information with all governmental, regulatory and rating agencies as deemed necessary or appropriate by the Certificateholders in connection with such offer, issuance and sale and (c) the filing of periodic reports therewith as deemed necessary or appropriate by the Administrator, which actions by the Administrator on behalf of the Trust may be taken pursuant to the Administration Agreement;

                        (xiv) take such other actions as are specified herein or
                are incidental to the foregoing; and

                        (xv) subject to the terms of this Trust Agreement, take
                such other action in connection with the foregoing as the Required Certificateholders or the Administrator may from time to time direct in writing.

                (b) Notwithstanding anything herein to the contrary, the Trust is neither authorized nor empowered to engage in any activity other than exercising its rights, powers and authority and performing its obligations in accordance with the express provisions of subsection (a) of this Section. The Delaware Trustee may establish such trust accounts on its records (or through the Trust Company) in its discretion as it may deem desirable or appropriate for the deposit and disbursement of any monies delivered to it hereunder.

                (c) Notwithstanding anything in this Trust Agreement or in any other Transaction Document to the contrary, (i) the Trust is hereby authorized to (A) execute, deliver and perform the Indenture, any Student Loan Purchase Agreement, the Master Servicing Agreement, the Eligible Lender Trust Agreement, the Administration Agreement, any Derivative Product (each as defined in the Indenture and (B) execute, deliver and file such Uniform Commercial Code financing statements and amendments thereto evidencing the security interests, if any, granted by the Trust pursuant to the foregoing agreements and/or the grant of the Trust's interests in collateral pledged or assigned to the Trust pursuant to any of the foregoing documents, (ii) the Delaware Trustee is hereby authorized to execute and deliver, as applicable, such documents on behalf of the Trust without any approval, consent or other action by any party hereto and (iii) such execution and delivery do not and shall not be deemed to conflict with or violate any provision of this Trust Agreement or any duty or restriction hereunder of any party hereto.

        SECTION 2.06. DECLARATION OF TRUST BY DELAWARE TRUSTEE. The Delaware Trustee hereby declares that it will hold the Trust Estate upon the trusts set forth herein for the use and benefit of the Certificateholders and as Delaware Trustee for the Certificateholders hereunder.

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        SECTION 2.07. THE INDENTURE. The Certificateholders and the Delaware
Trustee hereby acknowledge that, when executed and delivered, the Indenture shall create a lien on the Trust Estate, subject to the limitations set forth in the Indenture.

        SECTION 2.08. TITLE TO TRUST ESTATE. Subject to the lien of the Indenture, title to all of the Trust Estate at all times shall be vested in the Trust as a separate legal entity except (a) where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title to that part of the Trust Estate shall be vested in the Delaware Trustee, a co-trustee and/or a separate trustee, as the case may be, and (b) except that record title to Eligible Loans that are part of the Trust Estate shall be held by an eligible lender trustee pursuant to the terms of an eligible lender trust agreement or the Indenture and the Trust shall have a beneficial interest therein.

        SECTION 2.09. COVENANTS REGARDING OPERATIONS.

                (a) Subject to Section 5.06 hereof, and notwithstanding any prior termination of this Trust Agreement, to the fullest extent permitted by law, none of the Delaware Trustee, the Administrator or the Certificateholders shall take or authorize any Bankruptcy Action.

                (b) To the fullest extent permitted by law and notwithstanding any other provision to the contrary in this Trust Agreement or any other agreement, document or instrument executed by the Trust (except as otherwise provided in the Indenture and the Transaction Documents), and so long as the Indenture is in effect, each Certificateholder and the Administrator shall cause the Trust to, and the Trust shall:

                        (i) do or cause to be done all things necessary to
                preserve and keep in full force and effect its existence as a Delaware statutory trust in good standing and its rights (charter and statutory) under the laws of the State of Delaware, preserve and keep in full force and effect its existence, rights and franchises, obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement and any agreement to which the Trust is a party, and observe all applicable procedures and provisions required by this Trust Agreement and the laws of the State of Delaware;

                        (ii) except as required by law, not amend, alter, waive,
                change or repeal (A) its Certificate of Trust, (B) the definitions in this Trust Agreement of the capitalized terms used in this Section or any of the definitions of the terms that form any part thereof or (C) Sections 2.05, 2.09, 5.03, 5.06 or
                6.08 or Article VII hereof;

                        (iii) maintain its own bank accounts and correct and
                complete financial and other entity records, accounts and books of account separate and distinct from those of any other Person; not commingle its records, accounts, books of account and bank accounts with the organizational or other records, accounts, books of account or bank accounts of any other Person and cause such records, accounts, books of account and bank accounts to reflect the separate existence of the Trust;

                        (iv) act solely in its own name and through an
                Authorized Officer or its agents in the conduct of its business, prepare all Trust correspondence in the Trust's name, hold itself out as a separate entity from any other Person, conduct its business so as not to mislead others as to the identity of the entity with which they are concerned, correct any misunderstanding regarding its separate identity known to the Trust, refrain from engaging in any activity that compromises the separate legal identity of the Trust, and strictly comply with all organizational and statutory formalities to maintain its separate existence;

                        (v) take such actions as may be necessary to authorize
                each of the Trust's actions as may be required by applicable law, this Trust Agreement and any other agreement to which the Trust is a party;

                        (vi) at any time that the Trust is not treated as a
                disregarded entity or part of a consolidated group filing consolidated returns for federal income tax purposes, file or cause to be filed its own tax and information returns, if any, as may be required of the Trust under applicable federal, state and local law, and pay any taxes out of its own funds so required to be paid under applicable law from its own assets;

                        (vii) except for the Delaware Trustee's or the Indenture
                Trustee's standard practice regarding maintenance of funds and assets, not commingle its funds or assets with funds or assets of any other Person;

                        (viii) segregate and separately maintain (or cause to be
                maintained) its funds and assets as identifiable funds and assets held in its name (except with respect to holding funds or assets in its name, to the extent that such funds or assets are required under the Indenture to be held in an account in the name of a servicer, custodian or trustee with respect to any accounts established thereunder) and with its own tax identification number, if any, in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual funds or assets from the funds or assets of any other Person, which funds and assets shall at all times be held by or on behalf of the Trust and used only for the business of the Trust;

                        (ix) prepare and maintain annual and quarterly financial
                statements separate from any other Person, pay or bear out of its own funds the cost of preparation of its own financial statements and disclose in the annual financial statements of the Trust the effects of its transactions in accordance with generally accepted accounting principles;

                        (x) not permit the financial statements of the Trust, or
                any consolidated or combined financial statements which consolidate or combine the assets and earnings of any Certificateholder or any affiliate of a Certificateholder with those of the Trust, to state that the assets of the Trust are or will be available to creditors of any of its affiliates, any Certificateholder or any affiliate of a Certificateholder;

                        (xi) maintain an arm's-length relationship with its
                affiliates, the Administrator and the Certificateholders and their respective affiliates, not enter into any contract or agreement or any amendment thereof with any of its affiliates, the Administrator or any Certificateholder or their respective affiliates unless the terms thereof are commercially reasonable, and substantially similar to those that would be available on an arm's-length basis with third parties, and transact all business with its affiliates, the Administrator, the Certificateholders and their respective affiliates pursuant to enforceable agreements with material terms established at the inception that will not be amendable except with the consent of each of the parties to such agreement;

                        (xii) to the extent that the Trust leases premises from
                any Certificateholder or its affiliates, pay appropriate, fair and reasonable compensation or rental to the lessor;

                        (xiii) be directly responsible for the costs of its own
                outside legal, auditing and other similar services and pay its taxes, liabilities and operating expenses only out of its funds and not pay from its assets any obligations or indebtedness of any other Person;

                        (xiv) pay from its own funds the salaries of its own
                employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations;

                        (xv) pay from its own funds any compensation due to the
                Administrator;

                        (xvi) pay compensation from its own funds to independent
                contractors for performing services or incurring expenses in connection with such services for the Trust in an amount equal to the fair value of such services and expenses;

                        (xvii) allocate fairly and reasonably between the Trust
                and any other Person pursuant to a written agreement all expenses that are shared with such Person, including any overhead, rent, or other compensation paid for shared or leased office space;

                        (xviii) not act as an agent of any Certificateholder,
                the Delaware Trustee or their respective affiliates;

                        (xix) not permit any Certificateholder or its respective
                affiliates to act as an agent for the Trust, except as specifically permitted by this Trust Agreement;

                        (xx) not identify itself as a department or division of
                any other Person in order not (A) to mislead others as to the identity of the entity with which such other party is transacting business or (B) to suggest that the Trust is responsible for the debts of any other Person;

                        (xxi) use stationery, invoices and checks that are
                separate from those of any other Person;

                        (xxii) not enter into leases for office space, except as
                necessary to maintain a principal place of business or the conduct of its operations;

                        (xxiii) not be, become or hold itself out (or permit
                itself to be held out) as being liable for the debts or other obligations of any other Person, or hold out its credit (or permit its credit to be held out) as being available to satisfy the obligation of any other Person;

                        (xxiv) not pledge any property or assets of the Trust
                (except as permitted by the Indenture), lend or advance any moneys to (other than trade receivables in connection with the ordinary course of the Trust's business), or guarantee (directly or indirectly), endorse (other than the endorsement of negotiable instruments for collection or deposit in the ordinary course of business) or otherwise become contingently liable (directly or indirectly) for the obligations of, or acquire or assume any obligation or liability of, any other Person;

                        (xxv) except for investments expressly permitted by the
                Indenture, not make an investment in or for the benefit of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person;

                        (xxvi) not form or acquire any subsidiary;

                        (xxvii) not incur any debt, secured or unsecured, direct
                or contingent (including, without limitation, guaranteeing any obligation) other than its obligations under the Indenture, unsecured debts and liabilities for trade payables and accrued expenses and taxes incurred in the ordinary course of its business that (A) are in amounts that are normal and reasonable under the circumstances, (B) are not evidenced by a promissory note, (C) are paid when due (unless being contested in good faith) and (D) not owed to a Certificateholder or its affiliates;

                        (xxviii) maintain adequate capital for the normal
                obligations reasonably foreseeable in a business of the Trust's size and character and in light of its proposed business operations and liabilities (provided that this clause shall not be deemed a commitment by any Certificateholder to make contributions to the Trust);

                        (xxix) not engage, directly or indirectly, in any
                business other than as required or permitted under Section 2.05 hereof;

                        (xxx) not acquire or own any material assets other than
                the assets and properties to be pledged under the Indenture or as otherwise are necessary to comply with its obligations under the Transaction Documents;

                        (xxxi) properly account in the Trust's books and
                financial records for any transactions entered into between the Trust and any Certificateholder, the Administrator or their respective affiliates;

                        (xxxii) not enter into any contract, except such
                contracts as necessary to enable the Trust to achieve its purposes as set forth in, or that are otherwise required or permitted by, Section 2.05 hereof;

                        (xxxiii) not agree to, enter into or consummate any
                transaction which would render it unable to confirm that (A) it is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
                (C) less than 25% of each of its outstanding classes of equity interests are held by a "benefit plan investor" within the meaning set forth in 29 C.F.R. ss. 2510.3-101(f)(2);

                        (xxxiv) to the fullest extent permitted by applicable
                law and except as otherwise expressly provided elsewhere in this Section, not take or refrain from taking any act which would make it impossible to carry on the activities of the Trust set forth in Section 2.05 hereof;

                        (xxxv) except as expressly provided in the Indenture,
                not knowingly perform any act that would subject (A) any Certificateholder to liabilities of the Trust in any jurisdiction or (B) the Trust to taxation as a corporation under relevant provisions of the Code;

                        (xxxvi) not combine, consolidate or merge the Trust into
                or with any other Person, convert the Trust into an entity that is not a Delaware statutory trust, reorganize or form the Trust in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolve, liquidate, wind-up or transfer the ownership of substantially all of its assets;

                        (xxxvii) not enter into the Transaction Documents or any
                other agreement with any intent to hinder, delay or defraud creditors of any Person;

                        (xxxviii) not permit the Trust to be maintained or used
                to abuse creditors or to perpetuate a fraud, injury or injustice to creditors of any Person; and

                        (xxxix) cause any agents and other representatives of
                the Trust to act at all times with respect to the Trust in furtherance of the foregoing.

                (c) None of the Trust, a Certificateholder, the Administrator or any Person on behalf of the Trust shall, and none of them shall have the authority to, enter into any agreements, written or otherwise (other than the obligations of the Certificateholder under Sections 5.03 and
        6.08 and Article VII hereof), pursuant to which any Certificateholder or any of its affiliates agrees to (i) extend credit or make loans, payments or contributions (subject to Section 2.13 hereof) to or for the Trust, (ii) assume, guaranty or otherwise be obligated for the payment of the obligations or the performance of the Trust, (iii) hold itself out as being liable for the obligations of the Trust or (iv) hold out its credit as being available to satisfy the obligations of the Trust.

        SECTION 2.10. APPOINTMENT OF DELAWARE TRUSTEE. The Certificateholders hereby appoint the Delaware Trustee as trustee of the Trust effective as of the date hereof, to have all of the rights, powers, authority, authorization and duties set forth herein and in the Trust Statute.

        SECTION 2.11. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any period, as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof), shall be allocated to the Certificateholders on a pro rata basis in accordance with their respective Percentage Interests.

        SECTION 2.12. ADMINISTRATION. Unless and until otherwise notified in writing by the Required Certificateholders, the Delaware Trustee is hereby authorized and directed to take and receive instructions from the Administrator pursuant to the Administration Agreement with respect to matters relating to the Trust to the same extent and with the same effect and protection as if any such instructions were received from the Required Certificateholders subject to the provisions hereof. The Administrator shall be entitled to the Administration Fee for services provided pursuant to the provisions hereof, which compensation is hereby acknowledged as reasonable compensation by the Administrator and the Certificateholders. The Administration Fee shall be payable as provided herein and in the Indenture.

        SECTION 2.13. ADDITIONAL CONTRIBUTIONS. Any Certificateholder may make an additional capital contribution (which capital contribution may be made with funds advanced to the Certificateholder from the Administrator) to the Trust to enable the Trust to carry out any instructions of such Certificateholder that are permitted by the Transaction Documents, including an optional capital contribution to enable the Trust to effect an optional purchase of Notes. If such Certificateholder makes such a capital contribution, the Delaware Trustee shall establish a separate trust account designated for the deposit of such capital contributions. If a Certificateholder makes a capital contribution to enable the Trust to take any action, any proceeds that result from such action in an amount up to the amount of the capital contribution shall, if so directed by the Certificateholder, be credited to such separate account and shall be distributed to the Certificateholder that made such capital contribution.

        SECTION 2.14. LIABILITY OF THE CERTIFICATEHOLDERS. Except as expressly provided in Sections 5.03, 6.08 and 7.03 hereof, to the fullest extent permitted by applicable law, no Certificateholder shall have any personal liability for any liability, obligation or expense of the Trust or by reason of any action taken by the parties to this Trust Agreement pursuant to any provisions of this Trust Agreement. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of corporations under the General Corporation Law of the State of Delaware.

                                  ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

        SECTION 3.01. INITIAL BENEFICIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.01 hereof and until the issuance of Certificates, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 3.02.  THE CERTIFICATES.

                (a) The Certificates are issuable in fully registered form in minimum Percentage Interests of 10%. Each Certificate shall be substantially in the form set forth in Exhibit C hereto. All Certificates may have set forth thereon such information, legends, and text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Delaware Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Delaware Trustee, shall be duly authorized, validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

                (b) A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04 hereof.

        SECTION 3.03. AUTHENTICATION OF CERTIFICATES. No Certificate shall entitle its Certificateholder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit C hereto, executed by the Trust by manual signature of an Authorized Officer of the Delaware Trustee; such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        SECTION 3.04. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                (a) The Delaware Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08 hereof, a Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                (b) The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, unless such transfer is made to an affiliate of the transferor, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit D (the "Transferor Letter") and Exhibit E (the "Investment Letter") or Exhibit F (the "Rule 144A Letter") hereto, as applicable. Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter with respect to a Rule 144A transaction, there shall also be delivered to the Trust an Opinion of Counsel (unless such transfer is made to an affiliate of the transferor) to the effect that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Delaware Trustee (unless it is the transferee from whom such opinion is to be obtained) or the Administrator. Each Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Delaware Trustee and the Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

                (c) No transfer, sale, pledge or other disposition of the Certificate shall be made unless prior to such transfer, sale, pledge or other disposition, the Trust shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust, to the effect that such a transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or (ii) in the case of any Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trust, the Delaware Trustee and the Administrator to the effect that the purchase or holding of such Certificate will not result in the Trust or the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trust, the Delaware Trustee, the Administrator or the transferring Certificateholder to any obligation in addition to those undertaken in this Trust Agreement. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the transferee by its acceptance of such Certificate. In addition, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trust, the Delaware Trustee, and the Administrator of an Opinion of Counsel as described above shall be void and of no effect. Any certificate or Opinion of Counsel furnished pursuant to this Section may be relied on conclusively by the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder in determining whether the provisions hereof have been complied with.

                (d) No transfer shall be effective if immediately after such transfer there would be more than one hundred Beneficial Owners of Certificates. Any purported transfer in violation of the provisions of this subsection (d) shall be VOID AB INITIO and the Delaware Trustee shall have no liability in connection with a transfer in violation of the provisions of this subsection (d).

                (e) The foregoing provisions shall not prevent the assignment by a Certificateholder of all or any part of its right to receive distributions in respect of its interest in its Certificate, but such assignment shall effect no change in ownership of the Trust.

                (f) The preparation and delivery of the certificate and opinions referred to in this Section shall not be an expense of the Trust, the Delaware Trustee or the Administrator.

                (g) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08 hereof, the Delaware Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations stating the aggregate amount and Percentage Interest so transferred dated the date of authentication by the Delaware Trustee. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized Percentage Interests and denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08 hereof.

                (h) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust and duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Delaware Trustee in accordance with its customary practice.

                (i) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trust or the Delaware Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                (j) Notwithstanding any other provision herein or elsewhere, the Trust, the Delaware Trustee and the Administrator (i) shall not have any obligation to determine whether any transfer or exchange of a Certificate is permitted under or in accordance with this Trust Agreement; (ii) shall not have any personal liability to any person in connection with any transfer or exchange or proposed or purported transfer or exchange (and/or registration thereof) that is not permitted under or in accordance with this Trust Agreement; and (iii) shall be entitled to rely (and shall be fully justified and protected in so relying) on the Register as to the identity of the Certificateholders and as to the Certificates and the Percentage Interests and denominations thereof evidenced thereby.

                (k) Notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended; PROVIDED, HOWEVER, that if a certificate is specifically required to be delivered to the Delaware Trustee by a purchaser or transferee of a Certificate, the Delaware Trustee shall be under a duty to examine the same to determine whether it conforms to the requirements of this Trust Agreement and shall promptly notify the party delivering the same if such certificate does not so conform.

        SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trust and the Registrar or the Trust receives evidence to its satisfaction of the destruction, loss or theft of the Certificate, and (ii) there is delivered to the Registrar, the Trust, the Delaware Trustee and the Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trust that the Certificate has been acquired by a protected purchaser, the Delaware Trustee shall execute and the Delaware Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, amount and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section the Trust or the Delaware Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Trust, the Delaware Trustee, the Administrator and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        SECTION 3.06. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trust, the Delaware Trustee, the Administrator and the Registrar may treat the Person in whose name any Certificate is registered in the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01(b) hereof and for all other purposes whatsoever, and none of the Trust, the Delaware Trustee, the Administrator or the Registrar shall be bound by any notice to the contrary.

        SECTION 3.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trust shall furnish or cause to be furnished to the Administrator or a Certificateholder, within 15 days after receipt by the Delaware Trustee of a written request therefor from the Administrator or the Certificateholder, a list, in such form as the Administrator or the Certificateholder may reasonably require, of the names and addresses of the Certificateholders then registered in the Register as the owner of Certificates. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the other Certificateholders, the Trust, the Delaware Trustee, the Administrator, or the Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

        SECTION 3.08. MAINTENANCE OF OFFICE OR AGENCY. The Trust will maintain an office or agency in Wilmington, Delaware where Certificates may be surrendered for registration of transfer or exchange. The Trust will maintain an office at the address stated in Section 10.05 hereof where notices and demands to or upon the Trust, the Delaware Trustee, the Administrator, and the Registrar in respect of this Trust Agreement may be served.

        SECTION 3.09. TERMS OF CERTIFICATES BINDING. Each Certificateholder, by assenting to the acquisition by it of a Certificate, agrees to be bound by the terms and conditions of the Certificates and of this Trust Agreement, including any supplements or amendments thereto or hereto, and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Delaware Trustee, the Administrator, the Registrar, and all other Certificateholders, if any.

                                   ARTICLE IV

                           DISTRIBUTIONS AND PAYMENTS

        SECTION 4.01. DISTRIBUTION OF PAYMENTS.

                (a) Until the Trust shall have received written notice from the Indenture Trustee that the Indenture shall have been discharged pursuant to its terms, all revenues and receipts of any kind whatsoever generated by, remitted in respect of or relating to the Trust Estate and other payments and receipts of any kind with respect to the Trust Estate or otherwise included in the Trust Estate shall, if received directly by the Delaware Trustee, forthwith after receipt, be paid over by the Delaware Trustee to the Indenture Trustee without deduction, set-off or adjustment of any kind for distribution in accordance with the provisions of the Indenture; provided, that neither the making of such payments to, nor the receipt of such payments by, the Indenture Trustee or any other person shall ever be deemed to constitute the Indenture Trustee or any such person as an income beneficiary hereunder, it being understood that all such payments will be made pursuant to contractual obligations under the Indenture; and provided, further, that the Delaware Trustee shall not be required to turn over any such amounts received from the Indenture Trustee, or received on account of any amounts referred to in clause FIRST of subsection (b) of this Section or in Article VII hereof.

                (b) Except as otherwise provided in paragraph (a) of this Section, (i) all payments and amounts actually received by or on behalf of the Delaware Trustee from the Trust Estate sources pursuant to the Indenture and (ii) all other revenues, receipts and other payments of any kind whatsoever generated by, remitted or received in respect of or relating to the Trust Estate or otherwise included in the Trust Estate and not pledged or required to be pledged pursuant to the Indenture or released from the lien of the Indenture (all to the extent not previously distributed) (collectively, the "Payments"), each to the extent received by or on behalf of the Delaware Trustee, shall be distributed forthwith upon receipt by the Delaware Trustee in the following order of priority: FIRST, so much of such Payments as shall be required to pay or reimburse the Trust Company and the Delaware Trustee for any fees, expenses, indemnities or other amounts not otherwise paid or reimbursed to the Trust Company or the Delaware Trustee pursuant to the Indenture or otherwise as to which such Person is entitled to be paid or reimbursed hereunder shall be retained by the Delaware Trustee; SECOND, so much of the remainder of such Payments as shall be required to pay or reimburse the Administrator in performing its responsibilities hereunder and under the Administration Agreement for any Administration Fee, expenses, indemnities or other amounts not otherwise paid or reimbursed to the Administrator pursuant to the Indenture or otherwise as to which such Person is entitled to be paid or reimbursed shall be paid or reimbursed to the Administrator; and THIRD, the balance, if any, of such Payment or amount remaining thereafter shall be promptly distributed to the Certificateholders, pro rata based on their respective Percentage Interests, without deduction, set-off or adjustment of any kind; provided, that neither the making of such Payments to, nor the receipt of such Payments by, a Certificateholder or any other Person shall ever be deemed to constitute a Certificateholder or any such Person as an income beneficiary hereunder, and provided further, that the Delaware Trustee shall not be required to turn over any such Payment as compensation or reimbursement of expenses.

                (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Delaware Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Delaware Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Delaware Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph
        (c) and may require reasonable evidence from the Certificateholder that a withholding tax is not payable with respect to a distribution. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Delaware Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Delaware Trustee for any out of pocket expenses incurred.

        SECTION 4.02. PAYMENTS FROM TRUST ESTATE ONLY. All payments to be made by the Delaware Trustee under this Trust Agreement or by the Trust (other than payments made pursuant to Section 2.13 hereof with funds provided by a Certificateholder) shall be made only from the Trust Estate and the income and proceeds from or related to the Trust Estate and only to the extent that the Delaware Trustee shall have actually received such income or proceeds from the Trust Estate and such proceeds are not required to be remitted to the Indenture Trustee pursuant to Section 4.01(a) hereof or the Indenture. Each Certificateholder agrees that it will look solely to the Trust Estate to the extent available for payment as herein provided and that, except as specifically provided in Section 6.01 hereof, the Trust Company shall not be liable in its individual capacity to any Certificateholder for any amounts payable under this Trust Agreement and shall not be subject to any liability in its individual capacity under this Trust Agreement. This Section is intended solely to limit the liability of the Delaware Trustee and shall have no effect on the obligations of the Certificateholders under this Trust Agreement. This Section does not limit the liability of the Delaware Trustee set forth in Section 6.01 hereof.

        SECTION 4.03. METHOD OF PAYMENT. Unless otherwise directed by a Certificateholder, all amounts payable to the Certificateholder pursuant to this Trust Agreement shall be paid to it in immediately available funds by transfer to a banking institution with bank wire transfer facilities for the account of the Certificateholder, as the Delaware Trustee may be instructed from time to time in writing by the Certificateholder.

        SECTION 4.04. TRUST PAYMENT DATE STATEMENT.

                (a) Based on the reports received by the Delaware Trustee pursuant to the Indenture, the Delaware Trustee, or the Administrator if requested by the Delaware Trustee pursuant to the Administration Agreement, shall prepare, or shall cause to be prepared for each payment or distribution made to the Delaware Trustee, the Administrator, or the Certificateholders pursuant to Section 4.01(b) hereof a statement substantially in the form of Exhibit B hereto (the "Trust Payment Date Statement"). In connection with any payments or distributions to the Delaware Trustee, the Administrator or the Certificateholders pursuant to Section 4.01(b) hereof, the Delaware Trustee, or the Administrator if requested by the Delaware Trustee pursuant to the Administration Agreement, shall deliver the Trust Payment Date Statement to each Certificateholder or as instructed by the Certificateholder in a written Notice to the Delaware Trustee and the Administrator.

                (b) The Delaware Trustee makes no representations or warranties as to the accuracy of the information contained in the reports generated by the Trust or the Administrator pursuant to the Indenture or, to the extent that the Trust Payment Date Statement contains or relies upon information provided by the reports provided by the Trust or the Administrator pursuant to the Indenture, the Trust Payment Date Statement. The Delaware Trustee shall not be bound to make any investigation as to the facts stated in the reports provided by the Trust pursuant to the Indenture, and may rely upon each of the reports provided by the Trust pursuant to the Indenture delivered to it by or on behalf of the Indenture Trustee.

                                   ARTICLE V

                           DUTIES OF DELAWARE TRUSTEE

        SECTION 5.01. NOTICE OF DEFAULT. In the event the Delaware Trustee shall have actual knowledge of an Event of Default under the Indenture with respect to any Notes, the Delaware Trustee shall give prompt telephonic notice (to the extent telephone numbers are on file with the Delaware Trustee) followed by, or in the alternative, written notice by facsimile, electronic transmission or overnight courier for receipt within 48 hours of discovery thereof to the Certificateholders and the Indenture Trustee. Subject to the terms of Section
5.03 hereof, the Delaware Trustee shall take or refrain from taking such action as the Delaware Trustee shall be instructed in writing by the Required

Certificateholders. If the Delaware Trustee shall not have received such instructions within 20 days after giving written notice of such event to the Certificateholders (or within such shorter period of time as may be specified in such notice or required under the circumstances), the Delaware Trustee, subject to instructions subsequently received from the Required Certificateholders pursuant to the preceding sentence, may, but shall be under no duty to, take or refrain from taking any action with respect thereto as the Delaware Trustee shall deem advisable and in the best interests of the Certificateholders and shall not have liability to any Person for any action or inaction. For all purposes of this Trust Agreement, in the absence of actual knowledge of an officer of the Delaware Trustee at its address specified in Section 10.05 hereof, the Delaware Trustee shall not be deemed to have knowledge of any event referred to in the first sentence of this Section unless it receives written notice thereof from a Certificateholder or the Indenture Trustee.

        SECTION 5.02. ACTION UPON INSTRUCTION.

                (a) Whenever the Delaware Trustee is (i) unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Transaction Document or (ii) unsure as to the application of any provision of this Trust Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision or in the event that this Trust Agreement permits any determination by the Delaware Trustee or is silent or is incomplete as to the course of action that the Delaware Trustee is required to take with respect to a particular set of facts, the Delaware Trustee may give Notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Administrator requesting instruction and, to the extent that the Delaware Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Required Certificateholders or the Administrator, the Delaware Trustee shall not be liable, on account of such action or inaction, to any Person. If the Delaware Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall not have liability to any Person for such action or inaction.

                (b) Notwithstanding anything in this Trust Agreement to the contrary, neither the Delaware Trustee nor any of its respective agents, shall be required to take or refrain from taking any action under this Trust Agreement, the Transaction Documents or any other agreement, or exercise any of their respective rights and powers, if the Delaware Trustee shall reasonably determine (without any obligation to make any such determination), or shall have been advised by counsel, that such action or inaction (i) is contrary to the terms of this Trust Agreement, the terms of the Transaction Documents or any other agreement to which the Delaware Trustee or the Trust is a party, (ii) is likely to result in a breach of its duties hereunder or those of the Trust Company, (iii) to the actual knowledge of an officer of the Delaware Trustee that is responsible for the administration of the Trust, would adversely affect the tax status of the Trust, or (iv) is otherwise contrary to applicable law.

                (c) The Delaware Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its respective duties hereunder, or in the exercise of any of its respective rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to the Delaware Trustee and none of the provisions contained in this Trust Agreement shall in any event require the Delaware Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the other party under this Trust Agreement.

                (d) Subject to the terms of Sections 5.01, 5.03 and 5.06 hereof and the Administration Agreement, the Required Certificateholders or the Administrator may by written instruction direct the Delaware Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Required Certificateholders or the Administrator. Prior to taking any action on behalf of the Trust under this Trust Agreement or the Transaction Documents, the Delaware Trustee may request and, if so requested, shall receive written instructions of the Required Certificateholders or the Administrator specifying the manner in which the Delaware Trustee shall take such action. The Delaware Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instructions of such Required Certificateholders or the Administrator.

                (e) The Certificateholders and the Administrator agree to not provide any direction to the Delaware Trustee to take any action that is contrary to the terms of this Trust Agreement, the Transaction Documents, any other agreements to which the Delaware Trustee or the Trust is a party, or is otherwise contrary to applicable law.

                (f) The Delaware Trustee shall not have the power, except upon the written direction of 100% of the Certificateholders, to (a) remove or replace the Eligible Lender Trustee, any Master Servicer, the Administrator or any other administrator or (b) except as expressly provided in the Transaction Documents, sell the Financed Eligible Loans after the termination of the Indenture. The Delaware Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

        SECTION 5.03. INDEMNIFICATION. The Delaware Trustee shall not be required to take or refrain from taking any action under this Trust Agreement, the Transaction Documents or any other agreement (other than the actions specified in the first sentence of Section 5.01 hereof) if the Delaware Trustee shall reasonably determine, or shall have been advised by counsel, that such actions may result in personal liability of the Trust Company or require it to risk or advance its own funds unless the Trust Company and the Delaware Trustee shall have been indemnified by the Certificateholders, in manner and form reasonably satisfactory to the Trust Company and the Delaware Trustee, against any liability, fee, cost or expense (including reasonable legal fees and expenses) which may be incurred or charged in connection therewith; and if the Required Certificateholders shall have directed the Delaware Trustee to take or refrain from taking any such action, the Certificateholders so directing the Delaware Trustee agree to furnish such indemnity as shall be required and, in addition, to the extent not otherwise paid pursuant to the provisions of this Trust Agreement, to pay the reasonable compensation of the Delaware Trustee for the services performed or to be performed by it pursuant to such direction.

        SECTION 5.04. NO DUTIES EXCEPT AS SPECIFIED IN TRANSACTION DOCUMENTS. The Delaware Trustee shall have no duty or obligation to manage, control, use, make any payment in respect of, register, record, sell, dispose of or otherwise deal with any of the Trust Estate, or otherwise to take or refrain from taking any action as Delaware Trustee or on behalf of the Trust whatsoever under or in connection with this Trust Agreement or the Transaction Documents except as (i) expressly provided by the terms hereof or (ii) to the extent not so provided, as expressly provided in written instructions received pursuant to Section 5.01 or
5.02 hereof; and no implied duties or obligations shall be read into this Trust Agreement or any other Transaction Document against the Delaware Trustee. The Delaware Trustee shall not in any instance have any duty to inspect any of the Trust Estate or any records pertaining thereto.

        SECTION 5.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Delaware Trustee shall have no authority to manage, control, use, make any payment in respect of, register, record, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) as required by the terms of this Trust Agreement, (ii) in accordance with the powers granted to or the authority conferred upon the Delaware Trustee pursuant to this Trust Agreement, or (iii) in accordance with the express terms hereof or written instructions received pursuant to Section 5.01 or 5.02 hereof.

        SECTION 5.06. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Delaware Trustee shall not follow any direction of the Certificateholders to take any Bankruptcy Action. The consent of the Delaware Trustee shall be required prior to the commencement by the Trust of any Bankruptcy Action. To the fullest extent permitted by applicable law, the Delaware Trustee shall not be required to consent to the commencement by the Trust of any Bankruptcy Action unless it has received a certificate signed by a nationally recognized accounting firm (the "Accountant's Certificate") certifying that such accounting firm reasonably believes that the Trust is insolvent. The Delaware Trustee may conclusively rely upon the Accountant's Certificate.

        SECTION 5.07. DISCHARGE OF LIENS. Notwithstanding anything in this Trust Agreement to the contrary, the Delaware Trustee agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which are attributable to actions by or claims against the Trust Company that are not related to the ownership of the Trust Estate or the administration of the Trust Estate or the transactions contemplated by this Trust Agreement.

                                   ARTICLE VI

                                DELAWARE TRUSTEE

        SECTION 6.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Trust Company accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement. The Delaware Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, as evidenced conclusively by the Delaware Trustee's execution thereof. In addition to the foregoing, the Delaware Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. Subject to Sections 2.09 and 5.06 hereof, the Delaware Trustee is further authorized from time to time to take such action as the Required Certificateholders or the Administrator instruct in writing with respect to the Transaction Documents. The Delaware Trustee declares that it shall hold the Trust Estate, and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, on behalf of the Trust for the use and benefit of all present and future Certificateholders. The Delaware Trustee also agrees to receive and disburse all money actually received by it constituting part of the Trust Estate upon the terms hereof. Notwithstanding anything in this Trust Agreement to the contrary, the Trust Company shall not be liable, answerable or accountable in its individual capacity to any Person under any circumstances, except that such limitation shall not limit the liability, if any, of the Trust Company to the Certificateholders (i) for the Trust Company's own willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its offices hereunder or the willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its offices hereunder performed through its agent not appointed with due care, (ii) in the case of the inaccuracy of any of the Trust Company's representations or warranties contained in Section 6.03 hereof, (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by it for acting as Delaware Trustee in connection with any of the transactions contemplated by this Trust Agreement or any other agreement contemplated by this Trust Agreement, or (iv) the failure to use ordinary care to disburse in accordance with the terms hereof money actually received by it; provided that in no event shall the Trust Company be responsible or liable for any special, consequential or punitive damages with respect to any matter whatsoever arising out of this Trust Agreement. Subject to the foregoing, in particular, but not by way of limitation:

                (a) the Trust Company shall not be liable for any error of judgment made in good faith by any officer acting or refusing to act on behalf of the Delaware Trustee;

                (b) under no circumstances shall the Trust Company be personally liable hereunder for any indebtedness of the Trust;

                (c) the Trust Company shall not be personally liable for the payment of any tax imposed on the Trust or amounts that are includable in the federal gross income of the Certificateholders;

                (d) no provision of this Trust Agreement shall require the Trust Company to expend or risk funds or otherwise incur any financial liability in the performance of any of the Delaware Trustee's duties or powers hereunder, if the Trust Company believes or is advised by its legal counsel that repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to its reasonable satisfaction;

                (e) under no circumstance shall the Trust Company be liable for any representation, warranty, covenant, or obligation or indebtedness of the Trust hereunder or under the Transaction Documents or any other agreement, document or certificate contemplated by the foregoing;

                (f) the Trust Company shall not be liable with respect to any action taken or omitted to be taken by the Administrator and the Trust Company shall not be liable for performing or supervising the performance of any obligations or duties under this Trust Agreement, the Administration Agreement or the Indenture, or under any other document contemplated hereby or thereby, which are to be performed by the Administrator or any other Person under such documents;

                (g) the Trust Company shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Trust Agreement, or for the due execution hereof by the Depositor or the Administrator or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Indenture or any other document contemplated thereby to which the Trust Company is not a party, and the Trust Company shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, the Certificateholders, or the Administrator other than is expressly provided for herein;

                (h) notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, neither the Trust Company nor the Delaware Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trust Company; or (iii) subject the Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trust Company or the Delaware Trustee, as the case may be, contemplated hereby;

                (i) no provision of this Trust Agreement shall require the Trust Company to monitor or otherwise supervise the actions or inactions of or the performance by the Administrator or any sub-administrators;

                (j) the Delaware Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator or any other administrator has agreed in the Administration Agreement or the related administration agreement, as applicable, to perform any act or to discharge any duty of the Delaware Trustee hereunder or under any other Transaction Document, and the Delaware Trustee shall not be held liable for the default or failure of the Administrator or any other administrator to carry out its obligations under the Administration Agreement or related administration agreement, as applicable;

                (k) the Delaware Trustee shall have no obligation to administer, service or collect the Financed Eligible Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Eligible Loans;

                (l) notwithstanding anything contained herein to the contrary, any funds and assets held by the Delaware Trustee on behalf of the Trust hereunder may be maintained and accounted for in the record-keeping and asset custody systems utilized by the Trust Company on behalf of the Delaware Trustee; and

                (m) notwithstanding anything contained herein to the contrary or in any Transaction Document or other document, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Delaware Trustee, the Trust or any other Person any filings, certificates, affidavits or other instruments required by the Securities and Exchange Commission or required under the Sarbanes-Oxley Act of 2002 and, notwithstanding any Person's right to instruct the Delaware Trustee, neither the Delaware Trustee nor any agent, employee, director or officer of the Delaware Trustee shall have any obligation to execute any certificates or other documents required by the Securities and Exchange Commission or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Transaction Document.

        SECTION 6.02. FURNISHING OF DOCUMENTS. The Delaware Trustee will furnish to the Certificateholders, promptly upon receipt, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other writings furnished to the Delaware Trustee. The Delaware Trustee shall have no duty or obligation to examine or review such items received by it.

        SECTION 6.03. NO REPRESENTATIONS OR WARRANTIES AS TO TRUST ESTATE. Neither the Trust Company nor the Delaware Trustee makes (i) any representation or warranty as to the title, value or merchantability of the Trust Estate or any other representation or warranty, express or implied, with respect to the Trust Estate whatsoever, and (ii) any representation or warranty as to the validity or enforceability of the Transaction Documents or any other agreement contemplated by any of the foregoing, or as to the correctness of any statement contained in any thereof, except that the Trust Company represents and warrants to the Certificateholders and the Administrator that this Trust Agreement and, assuming that this Trust Agreement has been duly authorized, executed and delivered by the Depositor, each of the Transaction Documents and each other document which contemplates execution thereof by the Delaware Trustee on behalf of the Trust has been or will be executed and delivered by its officers who are or will be duly authorized to execute and deliver such document on its behalf, and that under Delaware law (excluding Delaware securities laws), this Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against the Trust Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

        SECTION 6.04. NO SEGREGATION OF MONEYS; NO INTEREST. Except to the extent required by applicable law and Section 2.09 hereof or as otherwise provided herein or in written instructions from the Required Certificateholders, moneys received by the Delaware Trustee hereunder need not be segregated in any manner, and may be deposited under such general conditions as may be prescribed by law, and neither the Trust Company nor the Delaware Trustee shall be liable for any interest thereon.

        SECTION 6.05. RELIANCE; ADVICE OF COUNSEL. The Delaware Trustee shall not incur any liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, direction or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a copy of a resolution of the board of directors or other governing body of any party, certified by the secretary or a senior officer thereof, as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate of the relevant person as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken, suffered or omitted by it in good faith in reliance thereon. In the administration of the trusts created hereby, the Delaware Trustee may execute any of the trusts or powers hereof and perform any of its powers and duties, including, if applicable, the holding of title to all or any part of the Trust Estate, hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Delaware Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion within the scope of such person's competence of any such counsel, accountants or other skilled persons selected by it with due care.

        SECTION 6.06. NOT ACTING IN INDIVIDUAL CAPACITY. Except as otherwise provided in this Article, in accepting the trusts hereby created, the Trust Company acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated hereby and by the Indenture shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, but subject to the lien created by Indenture.

        SECTION 6.07. BOOKS AND RECORDS. The Delaware Trustee shall be responsible for the keeping of all customary and appropriate books and records relating to the receipt and disbursement of all money which it may receive hereunder or under any agreement contemplated hereby.

        SECTION 6.08. TAX RETURNS. The Delaware Trustee is hereby advised that the Certificateholders intend that as long as the Trust has a single Certificateholder, the entity created under this Trust Agreement shall be treated for purposes of federal income tax, state and local income and franchise taxes, and any other taxes imposed on, measured by or based upon gross or net income, as a disregarded entity separate from its owner. However, if there is more than one Certificateholder, the parties hereto intend that the entity created under this Trust Agreement shall be treated as a partnership for federal income tax purposes. The Trust shall, at the expense of the Certificateholders pro rata based on their respective Percentage Interests, cause a firm of independent public accountants selected by the Administrator to prepare any tax returns or other forms certified by such accounting firm to be all, to the best of such accounting firm's knowledge, of the tax returns or forms required to be filed by the Trust; the Delaware Trustee shall cooperate with such accounting firm in providing any information in its possession which is necessary or advisable in the preparation of such tax returns and shall execute such tax returns presented to it in execution form in a timely manner to enable the Certificateholders to timely file such tax returns. The Delaware Trustee in its capacity as Delaware Trustee shall sign all appropriate federal returns presented to it in execution form; provided, however, that the Trust shall send a copy of any such return and related information to any requesting Certificateholder at such times as such Certificateholder may request. In no event shall the Delaware Trustee be liable for any liabilities, costs or expenses of the Trust, the Administrator, or the Certificateholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Delaware Trustee, as the case may be, in breach of its obligations under this Trust Agreement. The Delaware Trustee shall keep copies of all returns delivered to it or filed by it. Any reports, returns, records, filings or books, other than those customary books and records or any report or return specifically referenced in this Section or Section 6.07 hereof, shall be the sole responsibility and obligation of the Administrator and the Certificateholders, and the Delaware Trustee shall have no obligation or responsibility with respect thereto.

                                  ARTICLE VII

                       ASSUMPTION OF LIABILITY AND PAYMENT
                              FOR DELAWARE TRUSTEE

        SECTION 7.01. COMPENSATION AND EXPENSES. The Delaware Trustee shall receive from the Trust as compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for its services hereunder such fees as may heretofore and from time to time hereafter be agreed upon in a separate fee agreement between the Depositor and the Delaware Trustee. The Delaware Trustee shall be entitled to be reimbursed from the Payments for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, accountants, experts and counsel as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties under this Trust Agreement, the Transaction Documents or any other agreement contemplated by any of the foregoing, whether or not the transactions contemplated hereby and thereby are consummated and to be paid as additional reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for any extraordinary services rendered hereunder. Such compensation and reimbursement shall be paid first from the Collection Fund created pursuant to the Indenture to the extent and in the priority set forth in the Indenture and then from the Payments as set forth in Section 4.01(b) hereof.

        SECTION 7.02. INDEMNIFICATION BY TRUST. The Trust agrees, to the fullest extent permitted by applicable law, to assume liability for, and hereby indemnifies and holds harmless the Trust Company, its officers, directors and employees and the Delaware Trustee from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Trust Company, its officers, directors and employees or the Delaware Trustee in any way relating to or arising out of the Trust Estate, any of the properties included therein, the acceptance, termination or administration of the Trust Estate or the Trust or any action or inaction of the Delaware Trustee or the Trust hereunder or under the Transaction Documents or any other agreement contemplated by any of the foregoing or any certificate of a Certificateholder, except only that the Trust shall not be required so to assume liability for, or to indemnify any of the foregoing Persons with respect to, any of the matters described in the seventh sentence of Section 6.01 hereof and provided that the Trust and the Delaware Trustee agree that such assumption of liability for liabilities, obligations, losses, damages, taxes, claims, actions, costs, expenses or disbursements of any kind shall be direct and primary and not that of a guarantor. If any item assumed by the Trust under this Section is also subject to indemnification by another party to any of the documents specifically referenced herein (other than Section 7.03 hereof), the Trust Company or the Delaware Trustee shall first make demand on such party for indemnification of any such item but shall not be obligated to exhaust its remedies thereunder. The indemnities contained in this Section shall survive the resignation or removal of the Delaware Trustee and shall survive the termination of the Trust and this Trust Agreement. Such indemnification and reimbursement shall be paid solely from the Payments as set forth in Section 4.01(b) hereof.

        SECTION 7.03. CERTIFICATEHOLDERS TO ASSUME LIABILITY. To the extent the following amounts required to be paid hereunder to the Delaware Trustee are not paid pursuant to Sections 4.01(b) or 7.02 hereof and to the fullest extent permitted by applicable law, the Certificateholders, pro rata based on their respective Percentage Interests, shall pay or cause to be paid (or reimburse the Delaware Trustee for) (a) all reasonable fees and expenses of the Delaware Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, accountants, experts and counsel as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties under this Trust Agreement, the Transaction Documents or any other agreement contemplated by any of the foregoing, whether or not the transactions contemplated hereby and thereby are consummated and (b) all amounts required to be paid by Section 7.02 hereof and not paid by the Trust. The liabilities and indemnities contained in this Section are for the benefit of the Trust Company, in its individual capacity and its officers, directors and employees and shall not be construed as imposing any liabilities on any Certificateholder or any affiliate thereof for any expense or liability of the Trust to third parties. Neither the Certificateholders nor the Administrator shall have liabilities for the expenses and liabilities of the Trust (except as otherwise expressly provided in this Trust Agreement with respect to the Trust Company, in its individual capacity) and all such expenses and liabilities are special limited obligations of the Trust payable solely from the Trust Estate.

                                  ARTICLE VIII

                            TERMINATION OF INDENTURE

        SECTION 8.01. TERMINATION IN GENERAL. After the termination of the Indenture in accordance with its terms, the Trust shall dissolve, wind-up and pay or make reasonable provisions for the payment of its liabilities in accordance with Section 3808(e) of the Trust Statute prior to the final distribution by the Delaware Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of this Trust Agreement. The bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Certificateholder shall not (a) operate to terminate this Trust Agreement or the Trust, (b) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for partition or winding up of all or any part of the Trust or the Trust Estate or (c) otherwise affect the rights, obligations and liabilities of the parties hereto. Subject to Section 8.02 hereof, none of the Certificateholders shall be entitled to revoke or terminate the Trust.

        SECTION 8.02. TERMINATION AT OPTION OF CERTIFICATEHOLDERS. Notwithstanding Section 8.01 hereof but subject to Section 8.03 hereof, the Trust shall wind-up and dissolve, and the remaining assets of the Trust shall be distributed to the Certificateholders pro rata in accordance with their respective Percentage Interests and the Trust Statute, and this Trust Agreement shall be of no further force and effect, upon the election of all of the Certificateholders by written notice to the Delaware Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Delaware Trustee) of all of the Certificateholders assuming all the obligations of the Trust and the Delaware Trustee and releasing the Delaware Trustee therefrom; provided, however, that until the termination of the Indenture in accordance with its terms and full and final payment of all Obligations outstanding thereunder occurs, the Certificateholders may not so terminate this Trust Agreement or the Trust.

        SECTION 8.03. TERMINATION. Upon the completion of winding up of the Trust, including payment of or making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Trust Statute, the Delaware Trustee shall, at the expense of the Trust, file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Trust Statute, at which time the Trust and this Trust Agreement (other than Article VII hereof) shall terminate. The Administrator shall act as the liquidator of the Trust and shall be responsible for directing the Delaware Trustee to take all required actions in connection with winding up the Trust.

                                   ARTICLE IX
                SUCCESSOR DELAWARE TRUSTEES, CO-DELAWARE TRUSTEES
                         AND SEPARATE DELAWARE TRUSTEES

        SECTION 9.01. RESIGNATION AND SUCCESSORS. The Delaware Trustee or any successor may resign at any time without cause by giving at least 60 days' prior written notice to the Certificateholders. The Required Certificateholders, may at any time remove the Delaware Trustee without cause by written notice to the Delaware Trustee, any such resignation or removal to be effective upon the acceptance of appointment by a successor Delaware Trustee as hereinafter provided. In the event of the resignation or removal of the Delaware Trustee, the Required Certificateholders shall appoint a successor by written instrument. If a successor Delaware Trustee shall not have been appointed within 60 days after the giving of such notice, the Delaware Trustee or the Required

Certificateholders may apply to any court of competent jurisdiction in the United States to appoint a successor Delaware Trustee to act until such time, if any, as a successor shall have been appointed as provided above. Any successor so appointed by such court shall immediately and without further act be superseded by any successor appointed by the Required Certificateholders. Any successor, however appointed, shall execute and deliver to its predecessor Delaware Trustee an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Delaware Trustee in the trusts hereunder with like effect as if originally named "Delaware Trustee" herein; but upon the written request of such successor, and upon payment to the predecessor Delaware Trustee of all amounts due to it under this Trust Agreement, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver and pay over to such successor all moneys or other property then held by such predecessor upon the trusts herein expressed. Any right of the Certificateholders against the predecessor Delaware Trustee, in its individual capacity, shall not be prejudiced by the appointment of any successor Delaware Trustee and shall survive the termination of the trusts created hereby. Any successor, however appointed, shall be a bank or a trust company incorporated or organized and doing business within the United States of America with its principal place of business in the State of Delaware that is an Independent Trustee and either (a) having (or having a parent or affiliate that has) a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal banking authorities and (b) having (or having its obligations hereunder guaranteed by a trust company that has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's, Baa3 by Moody's (so long as Moody's provides a rating on any of the Obligations under the Indenture), BBB by Fitch, and a short-term unsecured debt rating of at least F2 by Fitch, or at least the equivalent rating from another nationally recognized statistical rating organization, if there is such an institution willing, able and legally qualified to perform the duties of the "Delaware Trustee" hereunder upon reasonable or customary terms. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Delaware Trustee may be transferred, shall, subject to the preceding sentence, be the "Delaware Trustee" under this Trust Agreement without further act. Any successor Delaware Trustee, however appointed, shall be competent and qualified to (i) serve as a trustee of a Delaware statutory trust, (ii) take all action required by the Delaware Trustee pursuant to the Transaction Documents, this Trust Agreement and any other agreement contemplated by any of the foregoing, and (iii) until termination of the Indenture in accordance with its terms, be an Independent Trustee. There shall be at all times at least one "Delaware Trustee" that meets the requirements of the laws of the State of Delaware. Notwithstanding anything herein to the contrary, the resignation or removal of the Delaware Trustee shall not be effective unless and until the Required Certificateholders appoint a successor Delaware Trustee meeting the requirements specified above.

        SECTION 9.02. CO-DELAWARE TRUSTEES AND SEPARATE DELAWARE TRUSTEES. Whenever the Delaware Trustee or the Required Certificateholders shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate or the Indenture, or the Delaware Trustee or the Required Certificateholders shall be advised by counsel satisfactory to it or them that it is so necessary or prudent, the Delaware Trustee and the Required Certificateholders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more persons (and the Delaware Trustee may appoint one or more of its officers) either as co-trustee or co-trustees jointly with the Delaware Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Delaware Trustee and the Required Certificateholders and, until the termination of the Indenture in accordance with its terms as are reasonably satisfactory to the Indenture Trustee. In case any co-trustee or separate trustee shall dissolve, die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by applicable law, vest in and be exercised by the Delaware Trustee, without the appointment of a successor to such co-trustee or separate trustee.

        SECTION 9.03. CHANGES IN IDENTITY OF A DELAWARE TRUSTEE. Upon the change of identity of a Delaware Trustee or the addition or deletion of a Delaware Trustee, whose identity is required to be disclosed under applicable law, the Delaware Trustee or Delaware Trustees shall cause such filings to be made in Delaware as required by the Trust Statute, and, at the written direction of the Certificateholders, shall cause such filings to be made, if any, as may be required in accordance with the provisions of other applicable law, indicating the change with respect to such Delaware Trustee's identity or such addition or deletion of a Delaware Trustee.

                                   ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.01. AMENDMENT.

                (a) Subject to Section 2.09(b)(ii) hereof, this Trust Agreement may be amended by an instrument in writing that specifically refers to this Trust Agreement signed by the Delaware Trustee and the Required Certificateholders to (i) cure any ambiguity or correct any provision of the Trust Agreement or (ii) with the consent of each Certificateholder the interests of which in its Certificates or the Trust would be adversely affected in any material respect thereby, supplement, add, eliminate, or change in any manner one or more provisions of this Trust Agreement or modify in any manner the rights of the Certificateholders; provided, however, that such action, as evidenced by an Opinion of Counsel, shall not adversely affect in any material respect the interests of the Indenture Trustee, or the Registered Owners taken as a whole, except that no such Opinion of Counsel will be required if each rating agency then rating any of the Notes provides prior written confirmation that the proposed amendment will not result in the withdrawal, downgrade or qualification of the then current ratings of the Notes; provided further, if in the opinion of the Delaware Trustee any amendment adversely affects any right, duty or liability of, or immunity or indemnity in favor of, it or the Trust Company under this Trust Agreement, the Transaction Documents or any of the documents contemplated hereby or thereby to which it or the Trust is a party, or would cause or result in any conflict with or breach of or default under any terms, conditions or provisions of its charter documents or bylaws or any document contemplated hereby or thereby to which it is a party, the Delaware Trustee may in its sole discretion decline to enter into such amendment.

                (b) Promptly after the execution of any such amendment or consent, the Trust shall furnish written notification of the substance of such amendment or consent to each Rating Agency (as defined in the Indenture) then rating any of the Notes and the Certificateholders.

                (c) It shall not be necessary for the consent of the Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Trust Agreement) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Delaware Trustee may prescribe.

                (d) Nothing contained in this Section shall be construed as a delegation by a Certificateholder to the Delaware Trustee of the right of the Certificateholder to consent to any amendment, waiver, modification or supplement to the provisions of this Trust Agreement.

                (e) Prior to its execution of any amendment to this Trust Agreement, the Delaware Trustee shall be entitled to receive an Opinion of Counsel that such amendment is permitted by the Transaction Documents and that all conditions precedent have been met.

                (f) Any failure by a party hereto to exercise or any delay in exercising any of its rights under this Trust Agreement shall not operate as a waiver of that or any other such right.

        SECTION 10.02. NO INTEREST IN TRUST ESTATE. To the fullest extent permitted by Delaware law, including, without limitation, Sections 3805(a) and 3809 of the Trust Statute, and notwithstanding anything to the contrary in this Trust Agreement, no Certificateholder shall have a direct ownership interest in the Trust Estate. Pursuant to Section 3805(c) of the Trust Statute, a Certificateholder's interest in the Trust is personal property notwithstanding the nature of the property comprising the Trust Estate and no Certificateholder has an interest in specific property comprising the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of a Certificateholder in the Trust or under the Trust Statute shall operate to terminate this Trust Agreement, the Trust or the trusts created hereunder or entitle any successor or transferee to an accounting or to the transfer to it of title to all or any part of the Trust Estate. The performance by the Administrator or a Certificateholder of any obligation of the Delaware Trustee or the Trust hereunder or of the Trust under the Indenture or any other document contemplated hereby or thereby shall not be construed as a revocation of the trusts created hereby. The Certificateholders shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein.

        SECTION 10.03. SALE OF THE TRUST ESTATE BY DELAWARE TRUSTEE IS BINDING. Any sale or other conveyance of the Trust Estate or any part thereof by the Delaware Trustee made pursuant to the terms of this Trust Agreement or the Indenture shall bind the Certificateholders and shall be effective to transfer or convey all right, title and interest of the Trust, the Delaware Trustee and the Certificateholders in and to the Trust Estate or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Delaware Trustee.

        SECTION 10.04. LIMITATIONS ON RIGHTS OF OTHERS. Except as permitted under Section 10.09 hereof, nothing in this Trust Agreement, whether express or implied, shall be construed to give to any person other than the Trust Company, the Delaware Trustee, the Depositor, the Certificateholders and the Indenture Trustee any legal or equitable right, remedy or claim under the Trust or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein.

        SECTION 10.05. NOTICES, ETC. All notices, requests, demands, consents and other communications ("Notices") required or contemplated by the provisions hereof shall refer on their face to this Trust Agreement (although failure to do so shall not make such Notice ineffective), shall, unless otherwise stated herein, be in writing and sent by telecopy, telegram, electronic transmission, mail (by certified or registered mail, return receipt requested) or by reputable overnight courier to the following addresses:

        if to the Delaware Trustee:        M&T Trust Company of Delaware
                                           1220 North Market Street, Suite 202
                                           Mail Code: MD1-WD22
                                           Wilmington, DE 19801
                                           Attention:  Rita Marie Ritrovato
                                           Phone:  (302) 255-4966
                                           FAX:  (302) 661-2266
                                           E-mail:  rritrovato@mtb.com

        if to the Depositor:               Nelnet Student Loan Funding, LLC
                                           121 South 13th Street, Suite 201
                                           Lincoln, NE  68508
                                           Attention:  Carol Aversman
                                           Phone:  (402) 458-2305
                                           FAX:  (402) 458-2399

        if to the Indenture Trustee:       To such Person and at such address as
                                           may be specified in the Indenture.

or at such other address as shall be designated in written notice to the Delaware Trustee by the Persons entitled to receive notices pursuant to this Trust Agreement. All such notices shall be effective when received.

        SECTION 10.06. SEVERABILITY. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 10.07. SEPARATE COUNTERPARTS. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 10.08. ENTIRE AGREEMENT. Each party hereto agrees that this Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

        SECTION 10.09. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Delaware Trustee, the Certificateholders, the Administrator and the Indenture Trustee and their respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other writing or action by a Certificateholder shall bind its successors and assigns.

        SECTION 10.10. GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (without regard to conflict of law provisions) applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance.

        SECTION 10.11. NO LIABILITY OF CERTIFICATEHOLDERS. Except as provided in Sections 3.04(b), 5.03, 6.08 and 7.03 hereof, neither the Certificateholders nor the Administrator shall be liable for any losses, claims, damages, liabilities and expenses of the Trust.

        SECTION 10.12. ACTIONS BY THE CERTIFICATEHOLDERS. Any actions required to be taken by the Certificateholders shall, unless otherwise specified herein, be taken with the consent of the Required Certificateholders.

        SECTION 10.13. FORCE MAJEURE. The Delaware Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control; provided however, the Delaware Trustee shall take reasonably appropriate measures to prevent any such acts from causing delays or failures in performance under this Trust Agreement. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Trust Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature.

                           [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  NELNET STUDENT LOAN FUNDING, LLC, as Depositor

                                  By:  NELNET STUDENT LOAN FUNDING
                                       MANAGEMENT CORPORATION, as
                                       Manager and Special Member



                                  By  /s/ Carol Aversman
                                     -------------------------------------------
                                      Carol Aversman, Assistant Vice President


                                  M&T TRUST COMPANY OF DELAWARE, in its
                                  individual capacity and in its capacity as Delaware Trustee



                                 By  /s/ Rita Marie Ritrovato
                                    -------------------------------------------
                                 Name:   Rita Marie Ritrovato
                                        ---------------------------------------
                                 Title:  Assistant Vice President
                                         --------------------------------------






                       [Signature Page to Trust Agreement]

                                    EXHIBIT A

                    CERTIFICATEHOLDERS' CAPITAL CONTRIBUTIONS


                   DEPOSITOR                             PERCENTAGE INTEREST

        Nelnet Student Loan Funding, LLC                         100%

        (Aggregate principal amount of Trust Estate)
                TOTAL                                            100%

                                    EXHIBIT B

                      FORM OF TRUST PAYMENT DATE STATEMENT


                 For the Payment Date dated __________ __, _____

Nelnet Student Loan Trust 2008-4

(1) Amount received from the Indenture Trustee under the Indenture
    on the Payment Date:                                              $

(2) Amount, if any, deducted pursuant to Section 4.01 of the
    Trust Agreement:                                                  $

     (a)  Trust Company and Delaware Trustee
         fees and expenses:                             $
                                                         ----------
     (b)  Administrator fees and expenses:              $
                                                         ----------
                                                        Total         $
                                                                       ---------

(3)  Total amount to be remitted to Certificateholders
     (Item (1) minus Item (2)):                                       $
                                                                       ---------

                                    EXHIBIT C

                               FORM OF CERTIFICATE



        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT REFERRED TO HEREIN.


        THIS CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN THE ADMINISTRATOR OR M&T TRUST COMPANY OF DELAWARE.

        Certificate No. __________

        Percentage Interest
        evidenced by this Certificate: ___%

                                   CERTIFICATE
                   Issued by Nelnet Student Loan Trust 2008-4


        This Certificate (the "Certificate") is not guaranteed or insured by any governmental agency or instrumentality and does not represent deposits or obligations of or any interest in the Administrator or M&T Trust Company of Delaware.

        This Certificate certifies that _______________ is the registered owner (the "Certificateholder") of the Percentage Interest evidenced by this Certificate specified above in the Nelnet Student Loan Trust 2008-4 (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of May 6, 2008 (the "Trust Agreement"), between Nelnet Student Loan Funding, LLC, as Initial Certificateholder and Depositor (the "Depositor"), and M&T Trust Company of Delaware, as Delaware trustee (the "Delaware Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

        This Certificate has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not be listed on any exchange. In addition to other restrictions on transfer set forth in the Trust Agreement, no transfer of this Certificate shall be made to a Person or entity unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such laws.

        In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder in writing the facts surrounding the transfer in substantially the forms required by the Trust Agreement. Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter with respect to a Rule 144A transaction, there shall also be delivered to the Trust an Opinion of Counsel (unless such transfer is made to an affiliate of the transferor) to the effect that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Delaware Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Administrator. The Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Delaware Trustee and the Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

        No transfer, sale, pledge or other disposition of this Certificate shall be made unless prior to such transfer, sale, pledge or other disposition, the Trust shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Delaware Trustee, to the effect that such a transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a person acting on behalf of any such plan, or (ii) in the case of any Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trust, the Delaware Trustee and the Administrator to the effect that the purchase or holding of such Certificate will not result in the Trust or the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trust, the Delaware Trustee, the Administrator or the transferring Certificateholder to any obligation in addition to those undertaken in the Trust Agreement. Notwithstanding anything else to the contrary herein, in the event any purported transfer of a Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the transferee by its acceptance of such Certificate. In addition, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trust, the Delaware Trustee and the Administrator of an Opinion of Counsel as described above shall be void and of no effect.

        This Certificate is one of a duly authorized issue of Certificates representing a beneficial undivided ownership interest in the Trust created by the Trust Agreement. This Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an Authorized Officer of the Delaware Trustee.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that neither the Delaware Trustee nor the Administrator is liable to the Certificateholders for any amount distributable under this Certificate or the Trust Agreement, except as expressly provided in the Trust Agreement.

        This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Delaware Trustee and the Administrator.

        Pursuant to the terms of the Trust Agreement, a distribution on all Certificates issued by the Trust will be made as provided in the Trust Agreement to the Persons in whose name such Certificates are then registered. Such distribution will be made pro rata to the holders based on their respective Percentage Interests.

        Distributions on this Certificate shall be made by wire transfer to the Certificateholder entitled thereto as its name appears on the Register. The final distribution on the Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust specified in the notice to Certificateholders of such final distribution.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trust accompanied by a written instrument of transfer in form satisfactory to the Trust duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations and evidencing the same aggregate ownership in the Certificates are issuable only as registered Certificates without coupons in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

        The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to the Trust Agreement, a Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

        Prior to due presentation of a Certificate for registration of transfer, the Trust, the Delaware Trustee, the Administrator and the Registrar may treat the Person in whose name any Certificate is registered in the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Trust, the Delaware Trustee, the Administrator and the Registrar shall be bound by any notice to the contrary.

        THE TRUST AGREEMENT CONSTITUTES THE CONTRACT GOVERNING THE RIGHTS AND OBLIGATIONS OF THE CERTIFICATEHOLDERS. THIS CERTIFICATE IS ONLY EVIDENCE OF SUCH CONTRACT AND, AS SUCH, IS SUBJECT IN ALL RESPECT TO THE TERMS OF THE TRUST AGREEMENT, WHICH SUPERCEDES ANY INCONSISTENT STATEMENTS IN THIS CERTIFICATE.

        IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

        Dated: __________, _____

                                      NELNET STUDENT LOAN TRUST 2008-4

                                      By:  M&T TRUST COMPANY OF DELAWARE, not in
                                      its individual capacity but solely in its
                                      capacity as Delaware Trustee of the Nelnet
                                      Student Loan Trust 2008-4:



                                      By
                                         ---------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


This is one of the Certificates referenced in the within-mentioned Trust Agreement:



        By
          ----------------------------------------
        Authorized Signatory of M&T Trust Company of
        Delaware, not in its individual capacity but solely in its capacity as Delaware Trustee of the Nelnet Student Loan Trust 2008-4

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee)

        the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Register of the Trust.

        I (We) further direct the Delaware Trustee to issue a new Certificate of a like denomination, to the above named assignee and deliver such Certificate to the following address:

        Dated: __________

                                           -------------------------------------
                                           Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

________________________________________________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________
account number __________.  Applicable statements should be mailed to

________________________________________________________________________________

________________________________________________________________________________


This information is provided by ____________________, the assignee named above, or ____________________, as its agent.

                                    EXHIBIT D

                            FORM OF TRANSFEROR LETTER


                                     [DATE]

[Name and Address of Addressees]


        Re: Nelnet Student Loan Trust 2008-4 formed pursuant to the Trust Agreement, dated as of May 6, 2008, between Nelnet Student Loan Funding, LLC, as Initial Certificateholder and Depositor, and M&T Trust Company of Delaware, as Delaware Trustee (the "Trust Agreement")

                Transferor Certificates Number[s]:  ___
                Transferee Certificates Number[s]:  ___

Ladies and Gentlemen:

        In connection with our disposition of Certificates issued by the above-referenced Trust, we certify that (a) we understand that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, (b) the disposition of the Certificates is subject to restrictions and requirements set forth in the Trust Agreement, and (c) we have not transferred, pledged, offered, sold or otherwise disposed of any Certificate or any interest in any Certificate to, or solicited offers to buy or accept a transfer, pledge or other disposition of any Certificate or any interest in any Certificate from, any person, or otherwise approved or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Securities Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEROR]



                                        By
                                           -------------------------------------
                                            Authorized Officer

                                    EXHIBIT E

                            FORM OF INVESTMENT LETTER


                                     [DATE]

[Name and Address of Addressees]


        Re: Nelnet Student Loan Trust 2008-4 formed pursuant to the Trust Agreement, dated as of May 6, 2008, between Nelnet Student Loan Funding, LLC, as Initial Certificateholder and Depositor, and M&T Trust Company of Delaware, as Delaware Trustee (the "Trust Agreement")

                Transferor Certificates Number[s]:  ___
                Transferee Certificates Number[s]:  ___

Ladies and Gentlemen:

        In connection with our acquisition of Certificates issued by the above-referenced Trust, we certify that (a) we understand that the Certificates are not being, and have not been, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being, and are required to be, transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Securities Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates and based upon our present and projected net income and net worth, we believe that we can bear the economic risk of an immediate or future loss of our entire investment in the Certificates, (c) we have had the opportunity to ask questions of and have received answers from the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder concerning the Trust and the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (e) we have not transferred, pledged, offered, sold or otherwise disposed of any Certificate or any interest in any Certificate to, or solicited offers to buy or accept a transfer, pledge or other disposition of any Certificate or any interest in any Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act, nor have we authorized or will authorize any person to act in such manner with respect to any Certificate or any interest in any Certificate, (f) we are not prohibited from purchasing the Certificates pursuant to the Trust Agreement, (g) we have reviewed and are familiar with the form of the Certificates, including, without limitation, the legends thereon, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (i) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, (ii) we have provided at our expense such opinions of counsel (A) requested by the Delaware Trustee as are satisfactory to the Delaware Trustee or (B) as are required by the Trust Agreement, (ii) the purchaser or transferee of such Certificate has executed and delivered to you a Letter to substantially the same effect as this Letter, and
(iii) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.

        Capitalized terms used in this Investment Letter, and not defined herein shall have the meanings set forth in the Trust Agreement.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]



                                        By
                                           -------------------------------------
                                            Authorized Officer

                                    EXHIBIT F

                            FORM OF RULE 144A LETTER


                                     [DATE]

[Name and Address of Addressees]


        Re: Nelnet Student Loan Trust 2008-4 formed pursuant to the Trust Agreement, dated as of May 6, 2008, between Nelnet Student Loan Funding, LLC, as Initial Certificateholder and Depositor, and M&T Trust Company of Delaware, as Delaware Trustee (the "Trust Agreement")

                Transferor Certificates Number[s]:  ___
                Transferee Certificates Number[s]:  ___

Ladies and Gentlemen:

        In connection with our disposition of Certificates issued by the above referenced Trust, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Delaware Trustee, the Administrator and the transferring Certificateholder concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not prohibited from acquiring the Certificates pursuant to the Trust Agreement, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates or any interest in the Certificates from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to a registration, or another exemption from registration, under the Securities Act and in compliance with the requirements and restrictions set forth in the Trust Agreement.

                                         Very truly yours,

                                         [NAME OF TRANSFEREE]



                                         By
                                            ------------------------------------
                                             Authorized Officer

                              ANNEX 1 TO EXHIBIT F

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificates described therein:

               i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                      CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                      BANK. The Buyer (a) is a national bank or banking
               institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                      SAVINGS AND LOAN. The Buyer (a) is a savings and loan
               association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                      BROKER-DEALER. The Buyer is a dealer registered pursuant
               to Section 15 of the Securities Exchange Act of 1934.


(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                      INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                      STATE OR LOCAL PLAN. The Buyer is a plan established and
               maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                      ERISA PLAN. The Buyer is an employee benefit plan within
               the meaning of Title I of the Employee Retirement Income Security Act of 1974 (provided the opinion required by the Trust Agreement has been delivered to the Trust, the Delaware Trustee and the Administrator).

                      INVESTMENT ADVISOR. The Buyer is an investment advisor
               registered under the Investment Advisors Act of 1940.

                      SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small
                business investment company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                      BUSINESS DEVELOPMENT COMPANY. Buyer is a business
                development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

               iii. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

               iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) above in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                      F-1-2

               v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

               vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                         Print Name of Buyer


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             Date:



                                      F-1-3

                              ANNEX 2 TO EXHIBIT F

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificates described therein:

        1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the adviser to such Family of Investment Companies.

        2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (I) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (II) no current information with respect to the cost of those securities has been published. If clause (II) in the preceding sentence applies, the securities may be valued at market.

               The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

        6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Letter which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        IF AN ADVISER:

                                        Print Name of Buyer


Date:
      -------------------------



                                      F-2-2